EXHIBIT 21.1

LIST OF SUBSIDIARIES OF COMMUNICATIONS INSTRUMENTS, INC. (AS OF 12/31/98)


            Name of Entity                                             Name of Owner
            --------------                                             -------------
Electro-Mech, S.A. de C.V., a corporation                 Communications Instruments, Inc., a North
organized under the laws of Mexico                        Carolina Corporation

Kilovac Corporation, a California corporation             Communications Instruments, Inc., a North
                                                          Carolina Corporation

Corcom, Inc., an Illinois corporation                     Communications Instruments, Inc., a North
                                                          Carolina Corporation

Kilovac International, Inc., a California                 Kilovac Corporation, a California corporation
corporation

Kilovac International FSC, Ltd., a                        Kilovac Corporation, a California corporation
corporation organized under the laws of
Jamaica

Corcom, S.A. de C.V., a corporation                       Corcom, Inc., an Illinois corporation
organized under the laws of Mexico

Corcom West Indies Ltd., a corporation                    Corcom, Inc., an Illinois corporation
organized under the laws of Barbados

Corcom International Ltd., a corporation                  Corcom, Inc., an Illinois corporation
organized under the laws of Barbados

Corcom GmbH, a corporation organized                      Corcom, Inc., an Illinois corporation
under the laws of Germany

Corcom Far East Ltd., a corporation                       Corcom, Inc., an Illinois corporation
organized under the laws of Hong Kong